UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024 (June 19, 2024)

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Credit Suisse High Yield Bond Fund

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	811-08777 (Commission File No.)	13-4009166 (I.R.S. Employer Identification No.)

Eleven Madison Avenue

New York, New York 10010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 325-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	DHY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(b)	Engagement of new independent registered public accounting firm

Effective June 19, 2024, Ernst & Young LLP (“EY”) was engaged as the independent registered public accounting firm for Credit Suisse High Yield Bond Fund (the “Fund”) for the fiscal year ending October 31, 2024. The engagement of EY was previously approved by the Fund’s Board of Trustees (the “Board”) upon the recommendation of the Audit Committee of the Board.

During the Fund’s two most recent fiscal years ended October 31, 2022 and October 31, 2023 and during the period from the end of the most recently completed fiscal year ended October 31, 2023 through June 19, 2024, neither the Fund nor anyone on its behalf consulted with EY, on behalf of the Fund, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Fund’s financial statements, or any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K under the 1934 Act and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K under the 1934 Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024	Credit Suisse High Yield Bond Fund

/s/ Omar Tariq
Name: Omar Tariq
Title: Chief Executive Officer and President